FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This First Amendment to Securities Purchase Agreement (this “First Amendment”) is dated and effective as of December 6, 2011 by and between CyberDefender Corporation, a Delaware corporation (the “Company”), and Sean P. Downes (“Purchaser”).

WHEREAS, the Company and Purchaser entered into that certain Securities Purchase Agreement, dated and effective as of September 30, 2011 (the “SPA”); and

WHEREAS, the Company and Purchaser desire to amend the SPA as set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser agree as follows:

1.           Amendment to Definition of “Closing Dates.”  The definition of “Closing Dates” in Section 1.1 of the SPA, entitled “Definitions,” is hereby amended and restated in its entirety as follows:

“Closing Dates” means: September 30, 2011 for Tranche 1; October 31 for Tranche 2; and December 15, 2011 for Tranche 3 (as defined below), on which dates all required Transaction Documents shall have been executed and delivered by the Company and the Purchaser, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amounts and (ii) the Company’s obligations to deliver the securities have been satisfied or waived.

2.           Amendment to Definition of “Tranche 1,” “Tranche 2” and “Tranche 3.”  The definition of  “Tranche 1,” “Tranche 2” and “Tranche 3” in Section 1.1 of the SPA, entitled “Definitions,” is hereby amended and restated in its entirety as follows:

“Tranche 1,” “Tranche 2” and “Tranche 3” mean the purchases and issuances of the Note on September 30, 2011, October 31, 2011, and December 15, 2011, respectively.

3.           Conflict; Full Force and Effect.  In the event of any conflict between this First Amendment and the SPA, this First Amendment shall control.  The Company and Purchaser acknowledge and agree that, except as expressly provided herein, the provisions of the SPA shall remain unmodified and in full force and effect.

4.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Company and Purchaser and their respective successors and permitted assigns.

5.           Recitals.  The recitals to this First Amendment are hereby incorporated by reference herein.

6.           Governing Law.  This First Amendment shall be governed by the laws of the State of California, without regard to conflicts of laws provisions.

7.           Entire Agreement.  This First Amendment and the SPA contain the complete understanding and agreement between the Company and Purchaser relating to the subject matter hereof and thereof and supersede any prior understandings or agreements related thereto, whether written or oral.

8.           Counterparts.  This First Amendment may be executed in multiple counterparts, each of which will be deemed to be an original, but together they constitute one and the same instrument.

 (Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CYBERDEFENDER CORPORATION		Address for Notice:

By:		617 West 7th Street, Suite 1000
	Name: Kevin Harris	Los Angeles CA 90017
Title: Interim Chief Executive Officer and Chief Financial Officer

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SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO
FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by its/his/her respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Sean P. Downes

Signature of Purchaser: